EXHIBIT 21
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                 SUBSIDIARIES OF BANYAN STRATEGIC REALTY TRUST


   NAME OF SUBSIDIARY                                 STATE OF ORGANIZATION
   -------------------                                ----------------------
   Banyan/Morgan Milwaukee Limited Partnership        Illinois
   Banyan/Morgan Willowbrook L.P.                     Illinois
   BSLT Milwaukee Corp.                               Illinois
   BSRT Lexington Trust                               Massachusetts
   BSRT Lexington B Corp.                             Illinois
   BSRT/M&J Northlake Limited Partnership             Illinois
   BSRT Merger Corp.                                  Illinois
   BSRT Newtown Trust                                 Massachusetts
   BSRT Northlake Festival Corp.                      Illinois
   BSRT Kentucky Management Corp.                     Illinois
   BSRT Riverport Trust                               Massachusetts
   BSRT/STM Business Center Trust                     Massachusetts
   BSRT Willburr Corp.                                Illinois
   BSRT Woodcrest Office Corp.                        Illinois
   BSRT Woodcrest Office Park Limited Partnership     Illinois
   Banyan/Morgan MOC Limited Partnership              Illinois
   BSRT Brook Corp.                                   Illinois
   BSRT UPREIT Corp.                                  Illinois
   BSRT UPREIT Limited Partnership                    Illinois
   BSRT Butterfield Office Plaza L.L.C.               Illinois
   BSRT Southlake L.L.C.                              Illinois
   BSRT University Square L.L.C.                      Illinois
   BSRT Technology Center L.L.C.                      Illinois
   BSRT Airways Plaza L.L.C.                          Illinois
   BSRT Management Corp.                              Illinois
   BSRT Peachtree Pointe L.L.C.                       Illinois
   BSRT 316 Business Center L.L.C.                    Illinois
   BSRT Avalon Center L.L.C.                          Illinois
   BSRT Sand Lake Tech Center L.L.C.                  Illinois
   BSRT Park Center L.L.C.                            Illinois
   BSRT Metric Plaza L.L.C.                           Illinois
   BSRT Avalon Ridge L.L.C.                           Illinois
   BSRT University Corporate Center L.L.C.            Illinois
   BSRT Fountain Square L.L.C.                        Illinois
   BSRT Phoenix Business Park L.L.C.                  Illinois
   BSRT Portfolio Corp.                               Illinois
   Tower Lane Limited Partnership                     Illinois
   Butterfield O'Hare L.P.                            Illinois
   BSRT Milwaukee Elmhurst L.L.C.                     Illinois
   BSRT Johns Creek L.L.C.                            Illinois
   BSRT Portfolio C Corp.                             Illinois
   Banyan/Morgan Wisconsin L.L.C.                     Illinois
   Banyan/Morgan Elmhurst L.L.C.                      Illinois
   BSRT Technology Park (GA.) L.L.C.                  Illinois
   BSRT Portfolio B Corp.                             Illinois
   BSRT Oklahoma Woodrun L.L.C.                       Illinois
   BSRT Oklahoma Winchester Run L.L.C.                Illinois
   BSRT Oklahoma Country Creek L.L.C.                 Illinois
   BSRT Oklahoma Willowpark L.L.C.                    Illinois
   BSRT Commerce Center L.L.C.                        Illinois